    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 2, 2003
                                                   REGISTRATION NO. 333-108816
===============================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 2
                                       TO
                                    FORM S-3


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 STRATASYS, INC.
               (Exact name of registrant as specified in charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   36-3658792
                      (I.R.S. Employer Identification No.)

                               14950 MARTIN DRIVE
                          EDEN PRAIRIE, MINNESOTA 55344
                            TELEPHONE: (952) 937-3000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            S. SCOTT CRUMP, PRESIDENT
                                 STRATASYS, INC.
                               14950 MARTIN DRIVE
                          EDEN PRAIRIE, MINNESOTA 55344
                            TELEPHONE: (952) 937-3000
                            FACSIMILE: (952) 937-0070
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

         A copy of all communications, including communications sent to the agent for service should be sent to:

                                ERIC HONICK, ESQ.
                             SNOW BECKER KRAUSS P.C.
                                605 THIRD AVENUE
                          NEW YORK, NEW YORK 10158-0125
                            TELEPHONE: (212) 687-3860
                            FACSIMILE: (212) 949-7052

As soon as practicable after the effective date of this  registration  statement
       (Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

===============================================================================


                         CALCULATION OF REGISTRATION FEE
---------------------------------- --------------------- ---------------------- ---------------------- ------------------
TITLE OF EACH                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
CLASS OF SECURITIES                    AMOUNT TO BE         OFFERING PRICE       AGGREGATE OFFERING        AMOUNT OF
TO BE REGISTERED                        REGISTERED           PER SHARE (1)            PRICE (1)        REGISTRATION FEE
---------------------------------- --------------------- ---------------------- ---------------------- ------------------
Common stock, $.01 par value per       1,150,000 (2)          $42.77 (3)           $49,185,500 (3)          $3,980
share
---------------------------------- --------------------- ---------------------- ---------------------- ------------------


(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the amount of the registration fee.

(2) Represents1,000,000 shares of common stock that were issued to the selling securityholders named in this registration statement and 150,000 shares of common stock that are issuable to the selling securityholders upon the exercise of outstanding warrants. This number includes an indeterminate number of shares that may become issuable in the event of a stock split, stock dividend or similar transaction involving the common stock pursuant to the antidilution provisions of the warrants.

(3) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of the Registrant's common stock, as reported by the Nasdaq National Market on September 10, 2003.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED DECEMBER ___, 2003



-------------------------------------------------------------------------------
         INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING SECURITYHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS PROHIBITED.
-------------------------------------------------------------------------------


PROSPECTUS
                                 STRATASYS, INC.

                        1,150,000 SHARES OF COMMON STOCK

         Mainfield Enterprises, Inc., Smithfield Fiduciary LLC, and Cranshire Capital, L.P. are offering up to 1,150,000 shares of common stock, $.01 par value. The selling securityholders own directly 1,000,000 shares of the common stock offered under this prospectus and have the right to acquire the remaining 150,000 shares of common stock upon the exercise of outstanding warrants.

         The selling securityholders may sell any or all of the shares, subject to federal and state securities laws, but are under no obligation do so. The price at which the selling securityholders may sell the shares will be determined by the prevailing market for the shares or in negotiated transactions. We will not sell any of the shares covered by this prospectus, and we will not receive any proceeds from the selling securityholders' sale of any such shares. However, we will receive the proceeds from the exercise of the warrants, unless a selling securityholder elects cashless exercise.


         Our common stock is quoted on The Nasdaq National Market under the symbol "SSYS" and on The Pacific Stock Exchange under the symbol "SAS." On December ___, 2003, the closing sale price of one share of our common stock was $_________ on The Nasdaq National Market and $_________ on The Pacific Stock Exchange.


                          ----------------------------

         INVESTING IN OUR COMMON STOCK IS A SPECULATIVE INVESTMENT AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THE DESCRIPTION OF CERTAIN RISKS UNDER THE CAPTION "RISK FACTORS" COMMENCING ON PAGE 2 OF THIS PROSPECTUS BEFORE PURCHASING OUR COMMON STOCK.

                          ----------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ----------------------------

                THE DATE OF THIS PROSPECTUS IS ___________ , 2003


                                TABLE OF CONTENTS

                                                                                                          PAGE
Information About Stratasys..................................................................................1

Risk Factors

         We may not be able to introduce new RP products and 3-D printing systems and materials acceptable to the market or to improve the technology and
         software used in our current products...............................................................2

         If we are unable to develop the 3-D printing market or if that market does not continue to accept our products, our revenues may stagnate or decline...........................2

         If we are unable to maintain the selling price of our products, our revenues and profitability could decline.....................................................................2

         If we are unable to maintain revenues and gross margins from our existing products, our profitability will be adversely affected..............................................2

         If we are unable to control our operating expenses, our profitability will be adversely affected..................................................................................2

         If we cannot expand our manufacturing capabilities to meet the expected demand generated by new products, such as DimensionTM , and consumables then we may not be able to maintain our customer base...............................................2

         Rapid expansion of our manufacturing capacity and facilities could adversely affect the quality and reliability of our products..................................................3

         Changes in the demand for our products or our introduction of enhanced or new products could result in substantial charges against our earnings for inventory obsolescence or excess....................................................................3

         If any of the sole suppliers of certain components of our RP systems were to fail or refuse to supply us with such components, we would have to obtain them from alternative sources, which could impair our ability to timely deliver our products......................................................................3

         Impairment of our intangible assets could have a material adverse effect on our operating results...............................................................................3

         Our agreement to distribute Objet's Eden333 RP system in North America could give rise to unanticipated costs and liabilities that would adversely affect our operating results or our reputation or both....................................3

         Since we derive between 40% and 60% of our revenues from sales outside of the United States, changes in foreign markets could adversely affect our financial results........................................................................4

         Our operating results and financial condition may fluctuate.........................................4

         Default in payment by one or more customers or distributors that have large account receivable balances could adversely impact our results of operations and financial condition..................................................................5


                                      (i)

         If we are unable to retain key operating personnel, our development of new products will be delayed and our personnel costs will increase..................................5

         Our common stock price has been and may continue to be highly volatile..............................5

         Because we may not continue to qualify for listing on the Nasdaq quotation
         System, the value of your investment in Stratasys may substantially decrease........................6

Forward-Looking Statements...................................................................................6

Use of Proceeds..............................................................................................7

Selling Securityholders......................................................................................7

Plan of Distribution.........................................................................................9

Legal Matters...............................................................................................10

Experts.....................................................................................................10

Incorporation of Certain Information by Reference...........................................................10

Available Information.......................................................................................11


                                      (ii)

                           INFORMATION ABOUT STRATASYS


         We are a leader in the office prototyping market, which is referred to as rapid prototyping ("RP") or 3-D printing. We develop, manufacture and market a family of rapid prototyping devices and 3-D printers that use our proprietary Fused Deposition Modeling technology. We also recently became the exclusive North American distributor of an RP system manufactured by Objet Geometries Ltd. that uses its PolyJet jetting technology. These RP systems and 3-D printers enable engineers and designers to create physical models, tooling and prototypes out of plastic and other materials directly from a computer-aided design ("CAD") workstation. In many industries, the models and prototypes required in product development are produced laboriously by hand-sculpting or machining, a traditional process that can take days or weeks. Our computerized RP systems and 3-D printers make models and prototypes directly from a designer's three-dimensional CAD in a matter of hours.

         We believe that the RP systems and 3-D printers that we sell are the only rapid prototyping systems commercially available that can produce parts made of high-performance engineering thermoplastics without relying on lasers. This affords our products a number of significant advantages over other commercially available three-dimensional rapid prototyping technologies, which rely primarily on lasers to create models. Such benefits include:

         o the ability to use the device in an office environment due to the absence of hazardous emissions;

         o        little or no post-processing;

         o        ease of use;

         o the need for relatively little set up of the system for a particular project;

         o the availability of a variety of production-grade plastic modeling materials; and

         o        no need for costly replacement lasers and laser parts.

Our systems can also run virtually unattended, producing models while designers perform other tasks.

         The process involved in the development of a three-dimensional model using our FDM systems begins with the creation of a 3-D geometric model on a CAD workstation. The model is then imported into our proprietary software program, which mathematically slices the CAD model into horizontal layers that are downloaded into the system. A spool of thin thermoplastic modeling material feeds into a moving FDM extruding head, which heats the material to a semi-liquid state. This semi-liquid material is extruded and deposited, one layer at a time, on a base in a thermally-controlled modeling chamber. As the material is directed into place by the computer-controlled head, layer upon layer, the material solidifies, creating a precise and strong laminated model.

         The process involved in the development of models using Objet's PolyJet process is similar to ours. After Objet's proprietary software imports the CAD file into its system, eight heads jet a proprietary photopolymer in super fine layers down to 16 microns (0.0006 inches) for model building, and a second, gel-like photopolymer material for any necessary support structures.

         We were incorporated in Delaware on August 8, 1989. Our executive offices are located at 14950 Martin Drive, Eden Prairie, Minnesota 55344-2020, and our telephone number is (952) 937-3000. Our website is www.stratasys.com. The information on our website does not constitute part of this prospectus.

                                  RISK FACTORS

Before you buy our common stock, you should be aware of the risks of investment, including those described below. You should carefully consider these risk factors together with all of the other information included in this prospectus, including the information provided in the documents that we incorporate by reference.

WE MAY NOT BE ABLE TO INTRODUCE NEW RP PRODUCTS AND 3-D PRINTING SYSTEMS AND MATERIALS ACCEPTABLE TO THE MARKET OR TO IMPROVE THE TECHNOLOGY AND SOFTWARE USED IN OUR CURRENT PRODUCTS.

         Our ability to compete in the RP market depends, in large part, on our success in enhancing our existing product lines and in developing new products. Even if we successfully enhance existing products or create new products or systems, it is likely that new products and technologies that we develop will eventually supplant our enhanced products or our competitors will create products that will replace ours. Our industry is subject to rapid and substantial technological change. We may not successfully enhance existing products or develop new products, and any of our products may be rendered obsolete or uneconomical by our or others' technological advances.

IF WE ARE UNABLE TO DEVELOP THE 3-D PRINTING MARKET OR IF THAT MARKET DOES NOT CONTINUE TO ACCEPT OUR PRODUCTS, OUR REVENUES MAY STAGNATE OR DECLINE.

         In recent quarters, we have derived a substantial portion of our revenue from the sale of 3-D printers. If the market for 3-D printers does not develop or is not as large as we anticipate or if competitors introduce products that compete successfully against ours, we may not be able to sustain the sales of those products. If that happens, our revenues may not increase and could decline.

IF WE ARE UNABLE TO MAINTAIN THE SELLING PRICES OF OUR PRODUCTS, OUR REVENUES AND PROFITABILITY COULD DECLINE.

         We are subject to intense competition both from other manufacturers of RP systems as well as traditional methods of making prototypes. If our competitors introduce new products or other methods of making prototypes at a lower cost, we could be forced to reduce the prices for our products, which would in turn reduce our gross margins. Without an attendant increase in the number of products sold or a reduction in overhead, a reduction in selling prices would adversely affect our results of operations.

IF WE ARE UNABLE TO MAINTAIN REVENUES AND GROSS MARGINS FROM OUR EXISTING PRODUCTS, OUR PROFITABILITY WILL BE ADVERSELY AFFECTED.

         Our engineering and selling, general and administrative expenses generally do not vary substantially in relation to our sales. Accordingly, if our revenues increase and we are able to maintain our gross margins, our operating profits generally will increase faster as a percentage of revenues than the percentage increase in revenues. Conversely, if our revenues or gross margins decline, our operating profits generally will decline faster than the decline in revenues or gross margins. Therefore, declines in our revenues may lead to disproportionate reductions in our operating profits.

IF WE ARE UNABLE TO CONTROL OUR OPERATING EXPENSES, OUR PROFITABILITY WILL BE ADVERSELY AFFECTED.

         We have incurred significant operating expenses in the past. The rapidly changing market for RP systems requires us to make substantial expenditures for product enhancement and new product development. In order to successfully compete, we need to continue to incur research and new product development expenses. We may also have to increase our sales and marketing expenses to promote new products and improvements to our existing products. If we are required to increase our expenses without an attendant increase in revenues, we may not be profitable.

IF WE CANNOT EXPAND OUR MANUFACTURING CAPABILITIES TO MEET THE EXPECTED DEMAND GENERATED BY NEW PRODUCTS, SUCH AS DIMENSIONTM, AND CONSUMABLES THEN WE MAY NOT BE ABLE TO MAINTAIN OUR CUSTOMER BASE.

         Demand for our Dimension 3-D printer has been unexpectedly strong and has accounted for a significant portion of our recent revenues and profits. If we are unable to timely satisfy customer orders for this product (or for other new or improved products that we may introduce), our customers may purchase systems from our competitors, which could have an adverse effect on our financial results.

RAPID EXPANSION OF OUR MANUFACTURING CAPACITY AND FACILITIES COULD ADVERSELY AFFECT THE QUALITY AND RELIABILITY OF OUR PRODUCTS.

         As demand for our products increases, we attempt to expand our manufacturing capabilities to satisfy our customers' needs. However, using inexperienced employees and new manufacturing methods could result in reduced reliability and quality of our products. This, in turn, could result in increased warranty and service costs as well as product returns, all of which would adversely affect our profitability.

CHANGES IN THE DEMAND FOR OUR PRODUCTS OR OUR INTRODUCTION OF ENHANCED OR NEW PRODUCTS COULD RESULT IN SUBSTANTIAL CHARGES AGAINST OUR EARNINGS FOR INVENTORY OBSOLESCENCE OR EXCESS.

         To satisfy our warranty, maintenance and service obligations, we maintain a significant parts inventory. Our or our competitors' introduction of new or enhanced products could reduce demand for our existing products or make our existing installed base of products obsolete. To the extent that we are unable to use our inventory of existing parts or systems, we would have to take a charge against our earnings for obsolete or slow moving inventory. Such charges would adversely affect our financial results.

IF ANY OF THE SOLE SUPPLIERS OF CERTAIN COMPONENTS OF OUR RP SYSTEMS WERE TO FAIL OR REFUSE TO SUPPLY US WITH SUCH COMPONENTS, WE WOULD HAVE TO OBTAIN THEM FROM ALTERNATIVE SOURCES, WHICH COULD IMPAIR OUR ABILITY TO TIMELY DELIVER OUR PRODUCTS.

         We obtain a number of the components used in our systems from sole vendors. Some of those components are made specially for us. If any vendor were unable or refused to provide us with the component that it supplies, we would have to obtain the component from another source or reengineer the product using an alternate component. This could have the effect of delaying delivery of our products, increasing their costs, and reducing their quality and reliability, any of which would adversely affect our financial results.

IMPAIRMENT OF OUR INTANGIBLE ASSETS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATING RESULTS.

         As of June 30, 2003, the net book value of our intangible assets exceeded $2.7 million. Accounting rules require us to take a charge against our earnings to the extent that any of these intangible assets are impaired. Accordingly, invalidation of our patents, trademarks or other intellectual property or the impairment of other intangible assets due to litigation, obsolescence, competitive factors or other reasons could result in a material charge against our earnings and have a material adverse effect on our results of operations.

OUR AGREEMENT TO DISTRIBUTE OBJET'S EDEN333 RP SYSTEM IN NORTH AMERICA COULD GIVE RISE TO UNANTICIPATED COSTS AND LIABILITIES THAT WOULD ADVERSELY AFFECT OUR OPERATING RESULTS OR OUR REPUTATION OR BOTH.

         We have never acted as a distributor of products manufactured by another company and, therefore, do not have any experience in marketing, selling and maintaining products other than those we have manufactured. The occurrence of any of the following events could adversely affect our operating results or our reputation or both.

         o Failure of the Eden333 to satisfy our customers' quality and reliability requirements could result in warranty and service costs exceeding budgeted amounts and could ultimately result in the return of the systems.

         o Sales of the Eden333 RP system to our customers may result in fewer sales of our own RP systems to those customers, which would adversely affect our profitability.

         o Objet's failure to timely deliver systems that we have ordered would adversely affect our ability to sell additional systems in the future.

         o We may be unable to sell all of the Eden333 RP systems that we have agreed to purchase under the terms of the distributor agreement.

         o Competitors could assert claims against us based on infringement of their intellectual property rights by the Eden333 RP system.

         o Objet's failure to successfully enforce its intellectual property rights against competitors could result in the sale by others of RP systems that use the same technology as and are directly competitive with the Eden333 RP system.

         o If we are successful in distributing the Eden333 system and other Objet products, but the distributor agreement is terminated or expires, Objet may emerge as a stronger competitor of ours than they now are.

SINCE WE DERIVE BETWEEN 40% AND 60% OF OUR REVENUES FROM SALES OUTSIDE OF THE UNITED STATES, CHANGES IN FOREIGN MARKETS COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

         Any of the following factors could adversely affect our sales to and revenues from customers located outside of the United States:

         o Relative strength of the US dollar against foreign currencies would make our products more expensive and would reduce our profit margins on sales to foreign customers.

         o If we are unable to protect our intellectual property in foreign countries, competitors could use it to compete against us, adversely affecting our sales and profits.

         o Political or economic instability in regions where we sell our products could reduce or eliminate sales to customers located in those regions.

         o Seasonal fluctuations in business activity in certain countries could result in significant fluctuations in sales from quarter to quarter.

         o Changes in export controls and tariffs could make it more difficult for us to sell our products outside of the United States.

OUR OPERATING RESULTS AND FINANCIAL CONDITION MAY FLUCTUATE.

         Our operating results and financial condition may fluctuate from quarter to quarter and year to year depending upon the relative timing of events or uncertainties that may arise. The following events or occurrences, among others, could cause fluctuations in our financial performance from period to period:

         o changes in the amount that we spend to develop, acquire or license new products, consumables, technologies or businesses;

         o        changes in the amount we spend to promote our products;

         o changes in the cost of satisfying our warranty obligations and servicing systems that we have sold;

         o delays between our expenditures to develop and market new or enhanced products and consumables and the generation of revenues from those products;

         o        development of new competitive products by others;

         o        the mix of products that we sell during any period;

         o        the geographic distribution of our sales;

         o        our responses to price competition;

         o        market acceptance of our products;

         o general economic and industry conditions, including changes in interest rates affecting returns on cash balances and investments, that affect customer demand; and

         o        our level of research and development activities.

DEFAULT IN PAYMENT BY ONE OR MORE CUSTOMERS OR DISTRIBUTORS THAT HAVE LARGE ACCOUNT RECEIVABLE BALANCES COULD ADVERSELY IMPACT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         Certain customers and international distributors carry high account receivable balances, some of which exceed our normal payment terms. Default by one or more of these customers or distributors would result in a significant charge against our earnings and adversely affect our results of operations and financial condition.

IF WE ARE UNABLE TO RETAIN KEY OPERATING PERSONNEL, OUR DEVELOPMENT OF NEW PRODUCTS WILL BE DELAYED AND OUR PERSONNEL COSTS WILL INCREASE.

         We are dependent on key employees in our operating departments, such as engineers and computer programmers, to enhance existing products and develop new products. Our inability to retain key engineers and other employees could have the effect of delaying our development and introduction of new products, which would adversely affect our revenues.

OUR COMMON STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE HIGHLY VOLATILE.


         In the preceding 12 months, our common stock has traded at prices ranging between $8.20 and $58.10. Investors may have difficulty selling our common stock following periods of volatility, because of the market's adverse reaction to such volatility. Factors that we believe have caused or may cause this volatility include, among other things:


         o actual or anticipated variations in quarterly operating results;

         o our announcements of the issuance of patents or other technological innovations;

         o        our announcements of new products;

         o        our competitors' announcements of new products;

         o        changes in financial estimates by securities analysts;

         o        the employment and termination of key personnel; and

         o        sales of our common stock or other securities.

         Many of these factors are beyond our control. These factors may materially adversely affect the market price of our common stock, regardless of our operating performance.

BECAUSE WE MAY NOT CONTINUE TO QUALIFY FOR LISTING ON THE NASDAQ QUOTATION SYSTEM, THE VALUE OF YOUR INVESTMENT IN STRATASYS MAY SUBSTANTIALLY DECREASE.

         We may be unable to meet the requirements of the Nasdaq National Market System in the future. To maintain our listing on the Nasdaq National Market, we are required, among other things, to either maintain stockholders' equity of at least $10 million or a market value of at least $50 million, as well as to maintain a bid price of at least $1.00 per share of common stock. If we are unable to meet these requirements, we may be delisted from the National Market System. If delisted from the Nasdaq National Market, we may apply for listing on the Nasdaq SmallCap Market. The Nasdaq SmallCap Market, however, also has listing requirements, which we may fail to meet for initial listing or with which we may fail to maintain compliance. Delisting from the National Market System could adversely affect the trading price of our common stock, and delisting from the Nasdaq SmallCap Market would significantly limit the liquidity of our common stock and would adversely affect its trading price.


                           FORWARD-LOOKING STATEMENTS

         Some of the information in this prospectus and the documents we incorporate by reference may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "intend," "anticipate," "estimate," "continue" or similar words. They discuss future expectations, estimate the happening of future events, anticipate our future financial condition or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents that we incorporate by reference. The risk factors provided in this prospectus and other factors noted throughout this prospectus and the documents that we incorporate by reference, including certain risks and uncertainties, could cause our actual results to differ materially from those contained in any forward-looking statement.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares offered by this prospectus by the selling securityholders. The selling securityholders will receive all of the proceeds from the sale of the shares.

         However, we will receive all proceeds from the exercise of the warrants by the selling securityholders unless they are exercised on a cashless basis, but we will not receive any proceeds from the sale of shares issued upon the exercise of the warrants. We currently expect to use the proceeds from the exercise of the warrants, if any, for working capital and other general corporate purposes.

                             SELLING SECURITYHOLDERS

         In August 2003, we completed two private placements of shares of our common stock and warrants to purchase shares of our common stock to a total of three institutional investors, which are also the selling securityholders named below, for gross proceeds of $31,234,000. Pursuant to such private placements, we issued:

          (i) 700,000 shares of common stock at a price of $29.50 per share and warrants to purchase up to an additional 105,000 shares of common stock at an exercise price of $34.66 per share pursuant to a Securities Purchase Agreement dated as of August 17, 2003 between us, as the seller, and Mainfield Enterprises, Inc. and Smithfield Fiduciary LLC, as purchasers; and

         (ii) 300,000 shares of our common stock at a price of $35.28 per share and warrants to purchase up to an additional 45,000 shares of our common stock at an exercise price of $41.45 per share pursuant to a Securities Purchase Agreement dated as of August 22, 2003, between us, as the seller, and Smithfield Fiduciary LLC and Cranshire Capital, L.P., as purchasers.

In connection with such private placements, we agreed to file with the Securities and Exchange Commission a registration statement on Form S-3 to register the shares issued to the investors and the shares issuable upon exercise of the warrants issued to the investors.


         The table below sets forth, with respect to each selling securityholder, based upon information available to us as of November 19, 2003, the number of shares of common stock beneficially owned before and after the sale of the shares offered by this prospectus; the number of shares to be sold; and the percent of the outstanding shares of common stock owned before and after the sale of the common stock offered by this prospectus. Beneficial ownership includes those shares a selling securityholder has the power to vote or the power to transfer, and stock options and other rights to acquire common stock that are exercisable currently or become exercisable within 60 days. Except as otherwise indicated, the selling securityholders named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. The calculation of the percentage owned is based on 6,822,203 shares outstanding on December 1, 2003. The information set forth in the table below does not give effect to our three-for-two stock split in the form of a stock dividend, pursuant to which we will issue one new share of common stock for every two shares of common stock on December 19, 2003 to stockholders of record as of November 20, 2003.




                                                        SHARES OF             SHARES OF             SHARES OF
                                                      COMMON STOCK           COMMON STOCK          COMMON STOCK
                                                   BENEFICIALLY OWNED       OFFERED IN THE      BENEFICIALLY OWNED
NAME AND ADDRESS OF SELLING                         BEFORE OFFERING           OFFERING           AFTER OFFERING
SECURITYHOLDER                                    NUMBER      PERCENT          NUMBER          NUMBER     PERCENT
------------------------------------------     ------------  ------------  -----------------  ----------  ----------
Mainfield Enterprises, Inc.                      611,898(1)     8.97%          690,000          11,898        *
c/o Sage Capital Growth, Inc.
660 Madison Avenue
New York, New York 10022

Smithfield Fiduciary LLC                         201,250(2)     2.95%          201,250            0           0%
c/o Highbridge Capital Management, LLC
Nine West 57th Street, 27th Floor
New York, New York 10019

Cranshire Capital, L.P.                          258,750(3)     3.79%          258,750            0           0%
c/o Mitchell P. Kopin
666 Dundee Road, Suite 1901
Northbrook, IL 60062

--------------
* Less than 1%.

(1) Represents 611,898 shares of our common stock owned directly by Mainfield Enterprises, Inc. Excludes 90,000 shares of our common stock that the selling securityholder has the right to acquire upon exercise of a warrant to purchase a like number of shares, which is not currently exercisable. The warrant provides that the holder may not exercise it unless, following such exercise, the total number of shares of common stock then beneficially owned by the holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with such holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, does not exceed 4.999% of the total number of issued and outstanding shares of our common stock (including shares of our common stock issuable upon such exercise). By written notice to us, any holder may waive such limitation on exercise or increase or decrease the 4.999% to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to us and (ii) any such waiver or increase or decrease will apply only to such holder and not to any other holder of warrants. Pursuant to an investment management agreement, Avi Vigder has voting discretion and investment control over the shares held by Mainfield Enterprises, Inc. Avi Vigder disclaims beneficial ownership of such shares.


(2) Represents 175,000 shares of our common stock owned directly by Smithfield Fiduciary LLC and 26,250 shares of our common stock that the selling securityholder has the right to acquire upon exercise of a warrant to purchase a like number of shares. Highbridge Capital Management, LLC, is the trading manager of Smithfield Fiduciary LLC and consequently has voting control and investment discretion over securities held by Smithfield Fiduciary LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC. Each of Highbridge Capital Management LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield Fiduciary LLC.

(3) Represents 225,000 shares of our common stock owned directly by Cranshire Capital, L.P. and 33,750 shares of our common stock that the selling securityholder has the right to acquire upon exercise of a warrant to purchase a like number of shares. Mitchell P. Kopin, the president of Downsview Capital, Inc., the general partner of Cranshire Capital, L.P., has sole voting control and investment discretion over securities held by Cranshire Capital, L.P. Each of Mitchell P. Kopin and Downsview Capital, Inc. disclaims beneficial ownership of the shares held by Cranshire Capital, L.P.

                              PLAN OF DISTRIBUTION

         The selling securityholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling securityholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o        short sales;

         o broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any such methods of sale; and

         o        any other method permitted pursuant to applicable law.

         The selling securityholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         The selling securityholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling securityholder. The selling securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

         The selling securityholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

         The selling securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.

         The selling securityholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         The selling securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling securityholder. If we are notified by any selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling securityholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

         The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling securityholders.


                                  LEGAL MATTERS

         The validity of the shares of common stock offered by this prospectus has been passed upon for Stratasys, Inc. by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158.


                                     EXPERTS

         The consolidated financial statements of Stratasys, Inc. as of December 31, 2002 and 2001, and for each two years in the period ended December 31, 2002, incorporated in this prospectus by reference, have been incorporated herein in reliance on the report of Rothstein, Kass & Company, P.C., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The SEC allows us to "incorporate by reference" into this prospectus information that we file with the SEC in other documents, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering is completed:

         o        Annual Report on Form 10-K for the fiscal year ended December
                  31, 2002;

         o        Proxy Statement dated April 7, 2003;

         o        Current Report on Form 8-K dated April 23, 2003;

         o Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

         o        Current Report on Form 8-K dated August 1, 2003;

         o Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

         o        Current Report on Form 8-K dated August 18, 2003;

         o        Current Report on Form 8-K dated August 25, 2003;

         o        Current Report on Form 8-K dated September 9, 2003;


         o        Current Report on Form 8-K dated October 29, 2003;

         o Quarterly Report on Form 10-Q for the quarter ended September 30, 2003; and


         o The description of the common stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such information.

You may request a copy of these filings, at no cost, by writing or calling us at:

                                 Stratasys, Inc.
                               14950 Martin Drive
                          Eden Prairie, Minnesota 55344
                       Attention: Chief Financial Officer
                            Telephone: (952) 937-3000

         This prospectus is part of a registration statement that we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized anyone to provide you with different information. The common stock will not be offered in any state where an offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover of this prospectus.


                              AVAILABLE INFORMATION

         We file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at the Judiciary Plaza building, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov.

         Our website address is www.stratasys.com. The information on our website does not constitute part of this prospectus. We make available, free of charge, through our website copies of our annual report on Form 10-K and quarterly reports on Form 10-Q and amendments to those reports, if any, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC.

         We have filed a registration statement on Form S-3 regarding this offering with the SEC under the Securities Act of 1933. This prospectus, which constitutes a part of the registration statement, does not contain all the information contained in the registration statement, certain items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. You should refer to the registration statement and its exhibits to read that information.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the various expenses payable to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered hereby, all of which will be borne by Stratasys, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares). All amounts shown below are estimates except for the SEC registration fee.

         SEC registration fee................................$  3,980.00
         Legal fees and expenses.............................  10,000.00
         Printing expenses...................................   1,000.00
         Accounting fees.....................................   1,000.00
         Miscellaneous.......................................   1,020.00
                                                             -----------
              Tota...........................................$ 17,000.00


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Except to the extent hereinafter set forth, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of the Registrant, is insured or indemnified in any manner against liability which he may incur in his capacity as such.

         Article 11 of the Registrant's Certificate of Incorporation provides for the indemnification of officers and directors to the fullest extent allowed by the Delaware General Corporation Law. In addition, ARTICLE VI of the By-laws of the Registrant states:

                 6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS: The Corporation shall indemnify, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this
                 Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         Under Section 145 of the Delaware General Corporation Law, directors and officers may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such an action. Moreover, Delaware law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under the certificate of incorporation of a company or any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS

         EXHIBIT
         NO.               DESCRIPTION

         4.1 Form of Warrant, dated August 22, 2003, issued to Mainfield Enterprises, Inc. and Smithfield Fiduciary LLC.*

         4.2 First Amendment to Warrants, dated as of August 22, 2003, among the Registrant, Mainfield Enterprises, Inc. and Smithfield Fiduciary LLC.*

         4.3 Second Amendment to Warrants, dated as of August 22, 2003, among the Registrant, Mainfield Enterprises, Inc. and Smithfield Fiduciary LLC.*

         4.4 Form of Warrant, dated August 22, 2003, issued to Smithfield Fiduciary LLC and Cranshire Capital, L.P.*

         4.5 First Amendment to Warrants, dated as of August 22, 2003, among the Registrant, Smithfield Fiduciary LLC and Cranshire Capital, L.P.*

         5.1      Opinion of Snow Becker Krauss P.C.*

         10.1 Securities Purchase Agreement, dated as of August 17, 2003, by and between the Registrant, as seller, and Mainfield Enterprises, Inc. and Smithfield Fiduciary LLC, as purchasers.(1)

         10.2 Securities Purchase Agreement, dated as of August 22, 2003, by and between the Registrant, as seller, and Smithfield Fiduciary LLC and Cranshire Capital, L.P. as purchasers.(2)


         10.3 North American Distributor Agreement, dated August 28, 2003, between Stratasys, Inc. and Objet Geometries, Ltd. [Portions omitted pursuant to a request for confidential treatment]*


         23.1     Consent of Snow Becker Krauss P.C. (included in Exhibit 5.1)*

         23.2     Consent of Rothstein, Kass & Company, P.C.**

         24.1     Power of Attorney*

----------
    * Previously filed. See Exhibit Index.
   ** Filed herewith.

(1) Incorporated by reference to Registrant's Current Report on Form 8-K, as filed with the SEC on August 19, 2003.

(2) Incorporated by reference to Registrant's Current Report on Form 8-K, as filed with the SEC on August 25, 2003.

ITEM 17.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on December 2, 2003.

                                                              STRATASYS, INC.
                                                             (Registrant)

                                                              By:   /s/ S. Scott Crump
                                                                  -------------------------------------------------
                                                                       S. Scott Crump
                                                                       Chief Executive Officer, President and
                                                                       Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                                                    Chief Executive Officer, President and
                      *                                     Chairman of the Board
---------------------------------------------
                S. Scott Crump                          (Principal Executive Officer)             December 2, 2003

                                                  Executive Vice President, Chief Financial
                      *                                Officer and Corporate Secretary            December 2, 2003
---------------------------------------------
              Thomas W. Stenoien                 (Principal Financial and Accounting Officer)

                      *                                            Director                       December 2, 2003
---------------------------------------------
                Ralph E. Crump

                      *                                            Director                       December 2, 2003
---------------------------------------------
               Edward J. Fierko

                      *                                            Director                       December 2, 2003
---------------------------------------------
             Clifford H. Schwieter

                      *                                            Director                       December 2, 2003
---------------------------------------------
              Arnold J. Wasserman

                      *                                            Director                       December 2, 2003
---------------------------------------------
               Gregory L. Wilson


* By:  /s/ S. Scott Crump
     -------------------------
           S. Scott Crump
           Attorney-in-fact

                                  EXHIBIT INDEX

         EXHIBIT
         NO.               DESCRIPTION

         4.1 Form of Warrant, dated August 22, 2003, issued to Mainfield Enterprises, Inc. and Smithfield Fiduciary LLC. [Previously filed as an exhibit to this Registration Statement on Form S-3, File No. 333-108816, filed on September 15, 2003]

         4.2 First Amendment to Warrants, dated as of August 22, 2003, among the Registrant, Mainfield Enterprises, Inc. and Smithfield Fiduciary LLC. [Previously filed as an exhibit to this Registration Statement on Form S-3, File No. 333-108816, filed on September 15, 2003]

         4.3 Second Amendment to Warrants, dated as of August 22, 2003, among the Registrant, Mainfield Enterprises, Inc. and Smithfield Fiduciary LLC. [Previously filed as an exhibit to this Registration Statement on Form S-3, File No. 333-108816, filed on September 15, 2003]

         4.4 Form of Warrant, dated August 22, 2003, issued to Smithfield Fiduciary LLC and Cranshire Capital, L.P. [Previously filed as an exhibit to this Registration Statement on Form S-3, File No. 333-108816, filed on September 15, 2003]

         4.5 First Amendment to Warrants, dated as of August 22, 2003, among the Registrant, Smithfield Fiduciary LLC and Cranshire Capital, L.P. [Previously filed as an exhibit to this Registration Statement on Form S-3, File No. 333-108816, filed on September 15, 2003]

         5.1 Opinion of Snow Becker Krauss P.C. [Previously filed as an exhibit to this Registration Statement on Form S-3, File No. 333-108816, filed on September 15, 2003]

         10.1 Securities Purchase Agreement, dated as of August 17, 2003, by and between the Registrant, as seller, and Mainfield Enterprises, Inc. and Smithfield Fiduciary LLC, as purchasers. [Incorporated by reference to Registrant's Current Report on Form 8-K, as filed with the SEC on August 19, 2003]

         10.2 Securities Purchase Agreement, dated as of August 22, 2003, by and between the Registrant, as seller, and Smithfield Fiduciary LLC and Cranshire Capital, L.P. as purchasers. [Incorporated by reference to Registrant's Current Report on Form 8-K, as filed with the SEC on August 25, 2003 ]


         10.3 North American Distributor Agreement, dated August 28, 2003, between Stratasys, Inc. and Objet Geometries, Ltd. [Portions omitted pursuant to a request for confidential treatment] [Previously filed as an exhibit to Amendment No. 1 to this Registration Statement on Form S-3, File No. 333-108816, filed on October 16, 2003]


         23.1 Consent of Snow Becker Krauss P.C. (included in Exhibit 5.1) [Previously filed as an exhibit to this Registration Statement on Form S-3, File No. 333-108816, filed on September 15, 2003]

         23.2     Consent of Rothstein, Kass & Company, P.C.

         24.1 Power of Attorney [Previously filed upon the signature page of this Registration Statement on Form S-3, File No. 333-108816, filed on September 15, 2003]